Exhibit 99.1

Jamba, Inc. Reports Financial Results for Third Quarter Fiscal Year 2008

Emeryville, CA — (BUSINESS WIRE) — November 17, 2008 — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) today reported unaudited financial results for the third quarter ended October 7, 2008.

Fiscal third quarter 2008 (3Q08), 12-week period ended October 7, 2008, compared to fiscal third quarter 2007 (3Q07), 12-week period ended October 16, 2007:

•	Total revenue of $86.6 million in 3Q08, an increase of 3.6% from $83.6 million in 3Q07.

•

Loss from operations for 3Q08 was $(11.4) million as compared to a loss of $(3.1) million in 3Q07. Loss from operations would have been $(5.5) million as compared to $(2.9) million in 3Q07, excluding the impact of store impairment, lease termination and store closure costs of $5.9 million ($0.2 million in 3Q07).(*) Loss from operations includes non-cash share-based compensation of $2.1 million in 3Q08 compared to $1.0 million in 3Q07.

•

Net loss for 3Q08, including non-cash activities was $(12.4) million, compared to net income of $22.4 million in 3Q07. Net loss for 3Q08 would have been $(6.0) million compared to a net loss of $(0.7) million in 3Q07, excluding $5.9 million of store impairment, lease termination and store closure costs ($0.2 million in 3Q07) and $0.5 million loss from derivative liabilities (compared to $23.3 million in 3Q07 gain from derivative liabilities).(*)

•

Diluted earnings (loss) per share of $(0.23) in 3Q08, compared to $0.40 in 3Q07. Diluted loss per share in 3Q08 would have been $(0.11) compared to $(0.01), excluding store impairment, lease termination and store closure costs and gain (loss) from derivative liabilities. (*)

•	Company-owned comparable store sales(1) of (10.3)% in 3Q08, compared to 3.8% in 3Q07.

•

Four new company-owned stores were opened in 3Q08, compared to 24 new company-owned stores in 3Q07. This brings the total number of company-owned stores to 520 and the total number of system-wide stores (company-owned and franchise-operated stores) to 749.

•

Store-level EBITDA( *) decreased to $13.8 million in 3Q08 compared to $16.4 million in 3Q07. For a reconciliation of Store-level EBITDA, a non-GAAP financial measure, to net income (loss), a GAAP financial measure please see the table at the end of this release.

“We remain focused on our key business objectives to improve store operating performance, grow franchising and maximize revenue streams from licensing. We are making tangible progress with a number of initiatives that have recently been implemented or are being planned and we continue to expect store operating performance to demonstrate material improvement in 2009 as a number of these activities take hold and begin impacting financial performance,” said Steven R. Berrard, the interim Chief Executive Officer and President.

Mr. Berrard continued, “While we can not control the difficult consumer economic conditions we find ourselves operating under, we are taking actions in a number of areas we can control, like strong cost controls and implementing other revenue initiatives. We have also gathered valuable insights from Jamba team members through recent field management meetings that are being incorporated into our plans to better address historical cannibalization, competitive threats, marketing and even new revenue opportunities like food.”

Footnotes

(1)Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions.

* - Use of Non-GAAP Financial Measures

The Company uses non-GAAP financial measures in its statements made in this release. Income (loss) from operations and net income (loss) are presented excluding certain non-cash activities, which presentation the Company believes is a helpful indicator of the Company’s financial performance. The statements are reconciled to the GAAP presentation of income (loss) from operations and net income (loss) in the same statement in which the non-GAAP financial measures are presented. The Company also uses a non-GAAP financial measure foran adjusted diluted earnings (loss) per share, which presentation the Company believes is a helpful indicator of the Company’s financial performance. [For a reconciliation of diluted earnings (loss), please see the table at the end of this release.] In addition, the Company uses the non-GAAP financial measures of store-level EBITDA. The Company defines store-level EBITDA as net income (loss) from operations, plus franchisee reimbursements and other income less: (a) depreciation and amortization, (b) general and administrative expenses; (c) store pre-opening expenses; (d) trademark impairment; (e) store lease termination and closure expenses; (f) store impairment expenses; (g) other operating expenses and (h) income taxes. The Company believes that store-level EBITDA is an important measure of financial performance because it is widely regarded in the restaurant industry as a useful metric by which to evaluate continuing store-level operating efficiency and performance. For a reconciliation of Store-level EBITDA to net income (loss), please see the table at the end of this release. The adjusted income (loss) from operations, net income (loss) and Store-level EBITDA are not measurements determined in accordance with GAAP and should not be considered in isolation or as an alternative to income (loss) from operations or net income (loss) as indicators of financial performance. Each non-GAAP financial measure used as presented may not be comparable to other similarly titled measures of other companies.

Webcast and Conference Call Information

Jamba will host a conference call to discuss third quarter 2008 results on Monday, November 17, 2008 at 5:00 p.m. ET. The earnings call can be accessed live over the phone by dialing 877.852.6575 or 719.325.4822 for international callers. A simultaneous web cast of the call will be available by visiting www.jamba.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing 888.203.1112 or 719.457.0820 for international callers; the passcode is 3669748. The replay will be available until December 1, 2008.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. JAMBA JUICE is the leading blender of fruit and other naturally healthy ingredients. Founded in 1990, Jamba strives to inspire and simplify healthy living for its customers and employees. As of October 7, 2008, JAMBA JUICE had 749 stores, of which 520 were company-owned and operated. For the nearest location or a complete menu including our breakfast smoothies with organic granola, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at www.jamba.com. Look for Jamba’s ready-to-drink Jamba® bottled Smoothies and Juicies on grocery store shelves.

Forward-looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

Investor Relations Contact:

Don Duffy

203.682.8200

investors@jambajuice.com

Media Contact:

Alecia Pulman

203-682-8200

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	October 7, 2008	January 1, 2008
ASSETS
Current assets:
Cash and cash equivalents	$28,254	$23,016
Restricted cash	1,338	1,916
Receivables, net of allowances of $565 and $133	5,509	6,402
Inventories	4,039	3,582
Deferred income taxes	—	6,928
Prepaid and refundable income taxes	6,132	5,814
Prepaid rent	3,010	3,261
Prepaid expenses and other current assets	963	1,607

Total current assets	49,245	52,526

Property, fixtures and equipment, net	117,277	128,861
Trademarks and other intangible assets, net	3,374	87,599
Restricted cash	3,010	2,950
Deferred income taxes	354	—
Other long-term assets	4,585	3,066

Total assets	$177,845	$275,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,868	$14,487
Accrued compensation and benefits	7,932	6,490
Workers’ compensation and health self-insurance reserves	2,189	1,796
Accrued jambacard liability	23,918	28,576
Current portion of capital lease obligations	244	—
Other accrued expenses	9,962	8,277
Derivative liabilities	2,383	9,290

Total current liabilities	55,496	68,916
Note payable	22,533	—
Long-term workers’ compensation and health insurance reserves	3,010	2,950
Capital lease obligations	323	—
Deferred income tax	—	7,269
Deferred rent and other long-term liabilities	15,205	12,359
Commitments and contingencies	—	—

Total liabilities	$96,567	$91,494
Stockholders’ equity:
Common stock, $0.001 par value, authorized 150,000,000 shares: 54,690,728 and 52,637,131 issued and outstanding at October 7, 2008 and January 1, 2008, respectively	55	53
Additional paid-in-capital	357,941	352,184
Accumulated deficit	(276,718)	(168,729)

Total stockholders’ equity	81,278	183,508

Total liabilities and stockholders’ equity	$177,845	$275,002

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Twelve Week Period Ended		Forty Week Period Ended
(In thousands, except share and per share amounts)	October 7, 2008	October 16, 2007	October 7, 2008	October 16, 2007
Revenue:
Company stores	$84,427	$81,044	$279,371	$253,418
Franchise and other revenue	2,208	2,594	7,415	9,215

Total revenue	86,635	83,638	286,786	262,633

Operating expenses:
Cost of sales	22,746	22,486	74,459	69,697
Labor costs	28,124	25,803	97,542	81,144
Occupancy costs	10,679	9,138	34,614	28,681
Store operating	10,721	9,189	35,305	31,112
Depreciation and amortization	5,835	4,923	19,331	14,187
General and administrative	12,082	12,103	37,228	37,598
Store pre-opening	220	1,359	1,920	3,984
Store impairment	5,901	199	13,198	397
Store lease termination and closure costs	19	43	2,899	196
Trademark impairment	—	—	82,600	—
Other	1,744	1,510	3,548	4,159

Total operating expenses	98,071	86,753	402,644	271,155

Income (loss) from operations	(11,436)	(3,115)	(115,858)	(8,522)
Other income (expense):
Gain (loss) from derivative liabilities	(520)	23,271	7,610	38,750
Interest income	69	775	315	3,091
Interest expense	(485)	(21)	(703)	(155)

Total other income (expense)	(936)	24,025	7,222	41,686

Income (loss) before income tax	(12,372)	20,910	(108,636)	33,164
Income tax benefit	9	1,487	647	3,509

Net income (loss)	$(12,363)	$22,397	$(107,989)	$36,673

Weighted-average shares used in computation of earnings (loss) per share:
Basic	53,251,591	52,576,948	52,821,493	52,243,161
Diluted	53,251,591	55,468,235	52,821,493	57,871,913
Earnings (loss) per share:
Basic	$(0.23)	$0.43	$(2.04)	$0.70
Diluted	$(0.23)	$0.40	$(2.04)	$0.63

JAMBA, INC.

Reconciliation of GAAP Income (Loss) from Operations to Store Level EBITDA

(Unaudited)

(In thousands)	Twelve Week Period Ended
	October 7, 2008	October 16, 2007
Company stores revenue	$84,427	$81,044
Franchisee revenue (excluding franchise reimbursement)	1,652	1,967
Cost of sales	(22,746)	(22,486)
Labor costs	(28,124)	(25,803)
Occupancy costs	(10,679)	(9,138)
Store operating	(10,721)	(9,189)

Store Level EBITDA	$13,809	$16,395

Store Level EBITDA	$13,809	$16,395
Add: Franchisee reimbursement	556	627
Less: Depreciation and amortization	(5,835)	(4,923)
Less: General and administrative	(12,082)	(12,103)
Less: Store pre-opening	(220)	(1,359)
Less: Store impairment	(5,901)	(199)
Less: Store lease termination and closure	(19)	(43)
Less: Other	(1,744)	(1,510)
Add (Less): Other income (expense)	(936)	24,025
Add: Income tax benefit	9	1,487

Net income (loss)	$(12,363)	$22,397